                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


The Board of Directors
NVR, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-69754) on Form S-8 (for the NVR, Inc. Directors' Long-Term Incentive Plan), the registration statement (No. 33-69756) on Form S-8 (for the NVR, Inc. Management Equity Incentive Plan), the registration statement (No. 33-69758) on Form S-8 (for the NVR, Inc. Equity Purchase Plan), the registration statement (No. 33-87478) on Form S-8 (for the NVR, Inc. 1994 Management Equity Incentive Plan), the registration statement (No. 333-04975) on Form S-8 (for the NVR, Inc. Management Long-Term Stock Option Plan), the registration statement (No. 333-04989) on Form S-8 (for the NVR, Inc. Directors' Long-Term Stock Option Plan), and the registration statement (No. 33-69436) on Form S-3 of our reports included herein.

Each of our reports for NVR, Inc. and NVR Financial Services, Inc. included herein contains an explanatory paragraph as to the adoption, effective January 1, 1995, of the provisions of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights."


/s/ KPMG Peat Marwick LLP

Pittsburgh, Pennsylvania
March 12, 1997

                                      216